Exhibit (b)

Execution Copy

ISSUANCE INSTRUCTIONS

September 29, 2009

Citibank, N.A., as Depositary
ADR Department
388 Greenwich Street, 14th Floor
New York, New York 10013
Attn.: Thomas Crane

ENSCO International Limited ADSs

Ladies and Gentlemen:

Reference is made to the Deposit Agreement, dated as of September 29, 2009 (the “Deposit Agreement”), by and among ENSCO International Limited, a company organized under the laws of England and Wales (the “Company”), Citibank N.A., a national banking association organized under the laws of the United States of America acting in its capacity as depositary (the “Depositary”), and all Holders and Beneficial Owners of American Depositary Shares (“ADSs”) issued thereunder. Capitalized terms used but not defined herein shall have the meanings given to them in the Deposit Agreement.

This Issuance Instruction is being furnished in connection with our issuance of Shares, to be delivered in the form of Depositary Shares, to ENSCO International Incorporated.

The Company hereby instructs the Depositary to (i) direct the Custodian to accept, on Depositary’s behalf, the deposit of 150,000,000 Shares (the “Transaction Shares”), and (ii) following confirmation of receipt by the Custodian of the deposit of the Transaction Shares, issue the Restricted ADRs (the “Transaction ADRs”) evidencing the corresponding number of Restricted ADSs (the “Transaction ADSs”) as specified in Exhibit A hereto. The Depositary is to affix to the Transaction ADRs a legend substantially in the form of the legend set forth on Exhibit B hereto (the “Transaction Legend”). The Depository shall not process any transfer or cancellation of any of the Transaction ADSs without the prior written confirmation from the

Company that such transfer or cancellation complies with the limitations contemplated in the Transaction Legend.

The Company hereby confirms that any and all UK Stamp Duty Taxes (including the UK Stamp Duty Reserve Tax) applicable to the deposit of the Transaction Shares with the Custodian will be paid no later than the due date thereof. The Company shall indemnify the Depositary and the Custodian for, and hold the Depositary and the Custodian harmless against, all claims, losses, damages, costs and expenses (including reasonable legal fees and disbursements), penalties and taxes incurred by the Depositary and/or by the Custodian or to which the Depositary and/or the Custodian may become subject to and arising directly or indirectly from the failure by any person to pay (or discharge) any Stamp Duty, Stamp Duty Reserve Tax, or any other similar duty or tax in connection with the Transaction Shares, the Transaction ADSs and the Transaction ADRs

ENSCO International Limited

By:	/s/ David August Armour
Name: David August Armour
Title: Director

Acknowledged

CITIBANK, N.A. - ADR Depositary

By:	/s/ Thomas Crane
Name: Thomas Crane
Title: Vice President

Exhibit A

Transaction ADSs and Transaction ADRs

Name of Registered Holder	Address of Registered Holder	Tax ID Number of Registered Holder	Number of Transaction ADSs
ENSCO International Incorporated	500 North Akard Street Suite 4300 Dallas, TX 75201-3331	76-0232579	15,000,000 ADSs
ENSCO International Incorporated	500 North Akard Street Suite 4300 Dallas, TX 75201-3331	76-0232579	15,000,000 ADSs
ENSCO International Incorporated	500 North Akard Street Suite 4300 Dallas, TX 75201-3331	76-0232579	15,000,000 ADSs
ENSCO International Incorporated	500 North Akard Street Suite 4300 Dallas, TX 75201-3331	76-0232579	15,000,000 ADSs
ENSCO International Incorporated	500 North Akard Street Suite 4300 Dallas, TX 75201-3331	76-0232579	15,000,000 ADSs
ENSCO International Incorporated	500 North Akard Street Suite 4300 Dallas, TX 75201-3331	76-0232579	15,000,000 ADSs
ENSCO International Incorporated	500 North Akard Street Suite 4300 Dallas, TX 75201-3331	76-0232579	15,000,000 ADSs
ENSCO International Incorporated	500 North Akard Street Suite 4300 Dallas, TX 75201-3331	76-0232579	15,000,000 ADSs
ENSCO International Incorporated	500 North Akard Street Suite 4300 Dallas, TX 75201-3331	76-0232579	15,000,000 ADSs
ENSCO International Incorporated	500 North Akard Street Suite 4300 Dallas, TX 75201-3331	76-0232579	15,000,000 ADSs
		Total Number of Transaction ADSs	150,000,000 ADSs

Exhibit B

Legend

THE ADSS AND THE SHARES REPRESENTED THEREBY HAVE NOT BEEN
REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE
COMMISSION OR OTHER REGULATORY AUTHORITY OF ANY STATE OR OTHER
JURISDICTION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER
THE SECURITIES ACT, AND OTHER APPLICABLE SECURITIES LAWS AND,
ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN
EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR
PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT
SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND
IN ACCORDANCE WITH APPLICABLE STATE OR OTHER APPLICABLE
JURISDICTION’S SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF
COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH
SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY AND TO THE
DEPOSITARY